Exhibit 99.1

Cycurion Acquires Halo Privacy and Integrates HavenX, Creating a Powerful New AI-Driven Platform for Government-Grade Privacy, Secure Communications, and Active Defense
May 20, 2026
MCLEAN, Va., May 20, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leader in AI-driven cybersecurity and national security solutions with trusted relationships across the U.S. Government, numerous leading corporations, and high-profile individuals across all industries, today announced the strategic acquisition of Halo Privacy and the full integration of HavenX, which is expected to close at the end of June 2026, significantly expanding its portfolio of elite, mission-critical security capabilities. This combination unites two highly respected teams and their complementary technologies to deliver an end-to-end integrated solution for high-stakes government and private-sector clients operating in hostile digital environments.
Halo Privacy, a trusted leader in secure communications since 2015, generated $7 million in total revenue in 2025, including $5.5 million in high-quality annual recurring revenue (ARR) and strong gross margins. The company’s predictable, high-margin recurring revenue model is anchored by long-term contracts with U.S. government agencies, which represent approximately 95% of its business, along with preferred vendor status and an exceptional track record of renewals. Momentum is accelerating following the award of a multi-year, multimillion-dollar government contract entered into in March 2026.
HavenX brings world-class digital investigations, OSINT, attribution, cyber-harassment tracking, and threat actor identification expertise that complements Halo Privacy’s advanced privacy and secure communications infrastructure. Together, they create a seamless, AI-augmented platform that protects users from link analysis and data compromise while enabling proactive intelligence and decisive active defense capabilities.
“We are thrilled to welcome the Halo Privacy and HavenX teams to the Cycurion family,” said Kevin Kelly, CEO of Cycurion. “Their operational tradecraft, battle-tested expertise, and relentless focus on defeating sophisticated adversaries align perfectly with our mission. This is more than an acquisition — it’s the creation of something far more powerful: a unified platform that delivers privacy, secure communications, and active defense at the highest levels. We also see tremendous opportunity on the corporate side to expand this business, as secure communications are paramount in today’s business world when conducting sensitive operations. With AI-powered applications like Halo Link, we are bringing the same government-grade protection to investment banks, healthcare organizations, R&D-intensive enterprises, law firms, and C-suite executives who demand the highest levels of privacy and security.”
Halo Privacy’s solutions — built from an attacker’s perspective by former U.S. government field operators and communications specialists — combine commercial off-the-shelf components, military-grade cryptography, proprietary technology, and advanced operational methods to deliver total data control, managed attribution, link-breaking capabilities, and resilient private networks. These state-of-the-art capabilities have earned the enduring trust of federal law enforcement, military, and special operations communities.
With this integration, Cycurion is now accelerating its expansion into the private sector, bringing the same government-proven privacy and security technologies — enhanced by AI-powered applications including the Halo Link secure messaging app — to high-net-worth individuals, investment banks, healthcare organizations, R&D-intensive enterprises, law firms, C-suite executives, and other organizations that require the highest levels of protection.
About Halo Privacy
Halo Privacy, with more than 10 years of expertise, develops cutting-edge, privacy-first secure communication tools engineered for the highest security standards, including the revolutionary Halo Link app.

About HavenX
HavenX is a leading digital investigations and attribution firm focused on cyber-harassment, defamation tracking, OSINT, IP geolocation, breach intelligence, and high-confidence threat actor identification.
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction contemplated by the binding agreement, including the likelihood, timing, structure or consummation of the transaction; the anticipated benefits of the transaction; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, delays or terminations, and the Company’s ability to fulfill contractual obligations, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com
2